Exhibit 10.15

ADMINISTRATIVE CONSULTING AGREEMENT

          This Administrative Consulting Agreement (“Agreement”) is made and entered into as of the 24th day of May, 2012 (“Effective Date”) by and between Marlena Niemann, (herein referred to as "Consultant"), and the undersigned Monster Offers, (herein referred to as the "Company” or “MONT”) whose address is: 27665 Forbes Road, Laguna Niguel, CA 92677.

R E C I T A L S

WHEREAS, the Consultant has been working for MONT as an independent contractor without compensation since January, 2008.

WHEREAS, MONT desires to compensate the Consultant for certain services previously rendered by Consultant to the Company prior to the Effective Date, as well as for similar services to be rendered by Consultant as of and subsequent to the Effective Date, and the Consultant desires to perform such services and to be compensated for her services;

WHEREAS, the parties seek to resolve any and all matters or disputes as stated herein relating to compensation owed to Consultant in connection with services previously rendered by Consultant to the Company, as set forth in Section 1 below;.

WHEREAS, as of the Effective Date MONT wishes to retain the Consultant on a short-term, non-exclusive basis as a corporate consultant, and Consultant desires to be retained by MONT on a short-term, non-exclusive basis, as the Company contemplates a change in management.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1.

This Agreement includes MONT’s payment of full compensation, as set forth below for the following services previously performed by Consultant commencing as of January, 2008 and through the Effective Date:

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building and maintaining the Company's Quickbooks file;

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maintaining financial records for the Company;

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entering transaction data, including accounts payable and accounts receivable;

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contacting customers for payment of accounts receivable;

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reconciling transactions against bank statements on a monthly basis;

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frequent communications by email or telephone with Company's officers/directors to keep them informed regarding financial position;

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initiating payment to vendors;

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preparing general ledger and trial balance;

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coordinating the preparation and delivery of GAAP financial statements to the auditor; and

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facilitating the completion and return of open items requested by the Company’s auditor.

The above-described services were provided by Consultant in connection with the Company’s preparation of approximately four annual and thirteen quarterly reports.

2.  As partial consideration for the Company’s entering into this Agreement, the Consultant hereby the Consultant agrees to forebear taking any formal legal action against the Company for past unpaid services, and waives any and all claims with respect to compensation it is owed for such past unpaid services, except as otherwise expressly stated in Section 5 of this Agreement.  Consultant agrees that this Agreement settles and resolves any and all disputes relating to the performance of such past, unpaid services, and by Consultant’s execution and delivery of this Agreement Consultant settles all such disputes and voluntarily releases the Company with respect to any obligations relating to such prior performed services, except with respect to the Company’s stated payment obligations as set forth below in Section 5.

3.  Services and Term.  Commencing as of the Effective Date, the Company shall retain Consultant, and Consultant hereby agrees to be retained by the Company, to provide similar services as provided in the past (see Section 1 above for description of services) until such time as the Company’s management can identify and hire her replacement or the Company provides Consultant with 14 days’ prior written notice of its decision to terminate this Agreement (the "Term")   During the Term, Consultant shall agree to make herself available for the foregoing purposes and devote such business time and attention thereto as the parties shall mutually determine is required.

The Company understands that any and all suggestions, opinions or advice given to the Company by the Consultant are advisory only, and the ultimate responsibility, liability and decision regarding any action(s) taken or filings made lies solely with the Company and not with the Consultant.

4.  Throughout the Term, the parties agree to reasonably cooperate in connection with the Company’s identification and hiring of a replacement for Consultant.

5.  Compensation.  As compensation to Consultant for entering into this Agreement, for services previously rendered to the Company as stated in Section 1 and for services to be rendered to the Company commencing as of the Effective Date and through the Term, as stated above in Section 3, the Company hereby grants to Consultant an option (the "Option") to purchase one hundred thousand (100,000) shares of the Company's common stock, par value $0.001 per share, at a purchase price of $0.05 per share, for total exercise price consideration of $5,000.  The Option may be exercised, in whole or in part, for a period of the Term of this Agreement or sixty days after the expiration of the Term or the termination of this Agreement.  The Option, pursuant to the consent of the Company's Board of Directors, shall be granted in the name of Marlena Niemann.   The number of shares for which the Option is granted and the exercise price per share for the Option shares is subject to proportional adjustment by the Company in the event of stock splits and similar events.  The Company hereby agrees to register the shares of common stock underlying the above referenced Option on a Form S-8 registration statement in the name of Marlena Niemann.

6.  The Consultant hereby represents and warrants to MONT that:

6.1  Authority.   The Consultant executing and delivering this Agreement has the authority to enter into this Agreement.

6.2  Enforceability.  This constitutes a valid and binding agreement and is enforceable in accordance with its terms against Consultant, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief  of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

7.  The Company hereby represents and warrants to Consultant that:

7.1  Authority.   The individual(s) executing and delivering this Agreement on the Company's behalf has been duly authorized to do so, the signature of such individual is binding upon MONT.

7.2  Enforceability.  MONT have duly executed and delivered this agreement constitutes a valid and binding agreement of MONT enforceable in accordance with its terms except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

8.  MISCELLANEOUS.

8.1  Assignment. This Agreement is not transferable or assignable, without the prior written consent of the other party; provided, however, that MONT shall have the unrestricted right to assign this Agreement to an affiliate of MONT or in connection with a sale of over 50% of the issued and outstanding capital stock of MONT or a sale by MONT of substantially all of MONT’s assets to a third party.

8.2  Execution and Delivery of Agreement.  Each of the parties shall be entitled to rely on delivery by facsimile transmission of an executed copy of this Agreement by the other party, and acceptance of such facsimile copies shall create a valid and binding agreement between the parties.

8.3  Titles.  The titles of the sections and subsections of this agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

8.4  Severability.   The invalidity or unenforceability of any particular provision of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

8.5  Entire Agreement.   This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

8.6 Waiver and Amendment.  Except as otherwise provided herein, the provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the mutual written agreement of MONT and Consultant.

8.7  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

8.8  Governing  Law.  This Agreement is governed by and shall be construed in accordance with the internal law of the State of Nevada without reference to its rules as to conflicts of law.

8.9  Any notice hereby required or permitted to be given pursuant to this Agreement shall be sufficiently given if in writing and delivered in person or sent by facsimile, electronic mail, overnight courier or First Class mail, postage prepaid, to either party at the address of such party stated below on the signature page of this Agreement or such other address as shall have been designated by written notice by such party to the other party in accordance with this Section 8.9. Any notice or other communication required or permitted to be given under this Agreement will be deemed given (i) upon personal delivery to the party to be notified (ii) on the day when delivered by electronic mail to the proper electronic mail address, (iii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iv) the first business day after deposit with a nationally recognized overnight courier, specifying next day delivery, or (v) the third business day after the day on which such notice was mailed in accordance with this Section.

8.10

Should suit be brought to enforce or interpret any part of this Agreement, the “prevailing party” shall be entitled to recover its costs of suit, including reasonable attorneys’ fees from the non-prevailing party.

8.11

Independent Contractor. Each of the parties understands and agrees that in connection with Consultant’s rendering of services pursuant to this Agreement, including without limitation any services rendered prior to the Effective Date, Consultant shall be deemed at all times to have been, or to be, an independent contractors with respect to the Company, and that under no circumstances shall Consultant be deemed an employee, agent, or representative of the Company.  Consultant shall have no right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the Company.

8.12

Non-disclosure and Non-Use of Company Confidential Information; Non-solicitation/non-competition; Ownership of property, inventions, improvements and original works of authorship.

8.12.1

For purposes of this Agreement, Company Confidential Information means any confidential, proprietary, and/or trade secret information of the Company or material derived therefrom, unknown to the general public, which is disclosed by the Company to the Consultant under this Agreement and/or in connection with Consultant’s performance of the services described in Section 1 or Section 3 above.  Company Confidential Information includes, without limitation, technical, trade secret, commercial, and financial information about either party’s (a) research or development; (b) marketing plans or techniques, contacts, or customers, including statistical sales information; (c) organization or operations; (d) business development plans (i.e., licensing, supply, acquisitions, divestitures, or combined marketing), forecasts or similar documents; (e) products, licenses, trademarks, patents, other types of intellectual property, or any other contractual right or interest, either as of, or subsequent to, the Effective Date; (f)  information regarding employees or independent contractors hired or engaged by the Company; and (g) client databases and customer lists.   All Company Confidential Information disclosed by the Company to Consultant in tangible form (including, without limitation, information incorporated in computer software) shall be and remain the property of the Company.  Consultant shall neither use nor disclose Company Confidential Information from the Company for any purpose other Consultant’s rendering of the services pursuant to the Agreement.  The parties hereto recognize and agree that nothing contained in this Agreement shall be construed as granting any property rights, by license or otherwise, to any Company Confidential Information disclosed pursuant to this Agreement, or to any invention or any patent, copyright, trademark, or other intellectual property right that has issued or that may issue, based on such Company Confidential Information.  Consultant shall not make, have made, use or sell for any purpose any product, service or other item using, incorporating or derived from any Company Confidential Information.

8.12.2

Upon the expiration or termination of this Agreement, Consultant shall return to the Company all tangible forms of Company Confidential Information then in its possession, including any and all copies and/or derivatives of Company Confidential Information made by Consultant as well as any writings, drawings, specifications, manuals, or other printed or electronically stored material based on, or derived from, Company Confidential Information.   Any material or media not subject to return must be destroyed.  Consultant shall not disclose to third parties any Company Confidential Information or any reports, recommendations, conclusions, or other results of work under this Agreement without prior consent of an officer of the Company.  The obligations set forth in this Section 8.12, including the obligations of confidentiality and non-use, shall be continuing and shall survive the expiration or termination of this Agreement and will continue for a period of five (5) years.

8.12.3

The obligations of confidentiality and non-use set forth herein shall not apply to the following: (i) Company Confidential Information at or after such time that it is or becomes publicly available through no fault of the Consultant; (ii) Company Confidential Information that is already independently known to the Consultant as shown by prior written records; (iii) Company Confidential Information at or after such time that it is disclosed to the Consultant by a third party with the legal right to do so; or (iv) Company Confidential Information required to be disclosed pursuant to judicial process, court order, or administrative request, provided that the Consultant shall so notify the Company sufficiently prior to disclosing such Company Confidential Information as to permit the Company to seek a protective order.

8.12.4

As a material inducement for the Company to enter into this Agreement, Consultant agrees that during the Term of this Agreement, and for a period of three (3) years thereafter, Consultant will not directly or indirectly, individually, in partnership or in conjunction with any person, association or company, in any capacity whatsoever: (a) solicit, induce, or attempt to influence, directly or indirectly, any supplier, client, customer, or prospective supplier, client or customer of the Company to reduce, curtail or discontinue business with the Company; (b) employ or retain or attempt to employ or retain, directly or indirectly, any person who at that time is, or within twelve (12) months prior thereto had been, employed or retained by the Company; or (c) solicit, induce or attempt to influence, directly or indirectly, any employee or independent contractor of the Company to reduce, curtail or terminate his, her or its employment or independent contractor relationship with the Company.  In addition, as a material inducement for the Company to enter into this Agreement, Consultant agrees that during the Term of this Agreement and for a period of three (3) years thereafter, Consultant will not directly or indirectly, individually, in partnership or in conjunction with any person, association or company, in any capacity whatsoever directly or indirectly, promote, sell or solicit orders for any products or services which, in the opinion of the Company, are in competition with the Company products or services.

8.12.4

Nothing in this Agreement is intended to grant any right Consultant under any patent, mask work right, copyright, trade secret or property right (including without limitation any intellectual property right) of the Company, and the parties understand and agree that any and all property owned by the Company prior to or subsequent to the Effective Date remain the exclusive property of the Company, notwithstanding the parties’ execution and delivery of this Agreement.  All work arising from the services performed hereunder and all materials and products developed or prepared for Company by Consultant in connection with the Services performed hereunder are the exclusive property throughout the work of Company, and all right, title and interest therein shall vest in Company.  All documentation, inventions, discoveries, processes, ideas, methods, designs, know-how, whether or not patentable, and other copyrightable materials developed or prepared by Consultant in connection with the services performed hereunder shall be assigned to the Company.  Any and all inventions, discoveries, processes, ideas, methods, designs and know-how, whether or not patentable, which Consultant may conceive or make either alone or in conjunction with others, during the Term of this Agreement, which in any way pertain to or are connected with the services performed hereunder, shall be the sole and exclusive property throughout the world of Company; and Consultant, whenever requested to do so by Company, at Company’s expense, and without further compensation or consideration, shall promptly execute any and all applications, assignments and other instruments and perform such acts which Company shall deem necessary or advisable in order to apply for and obtain copyrights, letters patent and other applicable statutory protection throughout the world for said inventions, ideas and discoveries, and in order to assign and convey to Company the sole and exclusive right, title and interest throughout the world in and to said inventions, discoveries, processes, ideas, methods, designs and know-how, or any applications, copyrights or patents thereof.

8.13  The parties acknowledge and agree that, if there is any breach by Consultant of the provisions of Section 8.12 of the Agreement, the Company will suffer irreparable injury that cannot be compensated by money damages and therefore will not have an adequate remedy at law.  Accordingly, if the Company institutes an action or proceeding to enforce the provisions of Section 8.12 of this Agreement, the Company will be entitled to seek such injunctive relief, specific performance, or other equitable remedy from a court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual.  These rights will be in addition to and without prejudice to such other rights as the Company may have in law or in equity.

8.14  Each and all of the several rights and remedies provided for in this Agreement shall be construed as being cumulative, no one of them shall be deemed to be exclusive of the others or of any right or remedy allowed by law or equity, and pursuit of any one remedy shall not be deemed to be an election of such remedy, or a waiver of any other remedy.

8.15  Except as otherwise expressly stated herein, termination of this Agreement for any reason shall not affect any of the rights or obligations of either Party that exists as of the date of termination, and which rights and obligations shall survive such termination.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the Effective Date.

Monster Offers

By:  /s/ Paul Gain

        Paul Gain

        CEO

AGREED AND ACCEPTED

  By:  /s/ Marlena Niemann

              Marlena Niemann

              PO Box 887

              Rancho Santa Fe, CA 92067